Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 4, 2013 in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-160766) and related Prospectus of Xunna Information Technology Inc. dated  April 26, 2013.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
April 26, 2013